Exhibit 10.1

FORM OF COMPANY STOCKHOLDER SUPPORT AGREEMENT

This Support Agreement (this “Agreement”) is made and entered into as of [●], 2026, by and among Eos SENOLYTIX, Inc., a Delaware corporation (the “Company”), Pulmatrix, Inc., a Delaware corporation (“Parent”), and Senotherapeutix, Inc., a Delaware corporation (the “Stockholder”). Capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution and delivery hereof, Parent, the Company, and PUOS Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (the “Merger Sub”) have entered into an Agreement and Plan of Merger and Reorganization, dated of even date herewith (as such agreement may be amended or supplemented from time to time pursuant to the terms thereof, the “Merger Agreement”), pursuant to which (i) Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as the surviving corporation and a wholly owned subsidiary of Parent, upon the terms and subject to the conditions set forth in the Merger Agreement.

WHEREAS, as of the date hereof, the Stockholder is the sole stockholder of the Company.

WHEREAS, as an inducement and a condition to the willingness of Parent to enter into the Merger Agreement, the Stockholder has agreed to enter into and perform this Agreement.

NOW, THEREFORE, in consideration of, and as a condition to, Parent entering into the Merger Agreement, the Stockholder, Parent and the Company agree as follows:

1. Certain Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. For all purposes of this Agreement, the following terms shall have the following respective meanings:

(a) “Shares” means (i) all shares of Company Capital Stock owned, beneficially or of record, by the Stockholder as of the date hereof, (ii) all additional shares of Company Capital Stock acquired by the Stockholder, beneficially or of record, during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date (as defined below) and (iii) any shares of capital stock or other equity securities of the Company that such Stockholder acquires or with respect to which such Stockholder otherwise acquires sole or shared voting power (including any proxy) after the execution and delivery of this Agreement and expiring on the Expiration Date, whether by exercise of any Company Options or otherwise, including, without limitation, by gift, succession, in the event of a stock split or as a dividend or distribution of any Shares.

(b) “Transfer” or “Transferred” means, with respect to securities of the Company, the direct assignment, sale, transfer, tender, exchange, pledge or hypothecation, or the grant, creation or suffrage of a lien, security interest or encumbrance in or upon, or the gift, grant or placement in trust, or other disposition of such security of the Company (including transfers by testamentary or intestate succession, by domestic relations order or other court order, or otherwise by operation of law) or any right, title or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing; provided, however, that “Transfer” shall not include any issuance, sale or other disposition by the Stockholder of its own equity interests (including membership interests, partnership interests or capital stock of the Stockholder).

2. Transfer and Voting Restrictions. The Stockholder covenants to the Company and Parent as follows:

(a) Except as otherwise permitted by Section 2(c), during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date, the Stockholder shall not Transfer, in the aggregate, such that Stockholder has fewer than fifty-one percent (51%) of the voting rights of the Company after such Transfer.

(b) Except as otherwise permitted by this Agreement (including aggregate Transfers such that Stockholder has more than fifty-one percent (51%) of the voting rights of the Company after such Transfer) or otherwise permitted or required or by order of a court of competent jurisdiction or a Governmental Authority, the Stockholder will not commit any act that would restrict the Stockholder’s legal power, authority and right to vote all of the Shares held by the Stockholder or otherwise prevent or disable the Stockholder from performing any of his, her or its obligations under this Agreement. Without limiting the generality of the foregoing, except for this Agreement, the Stockholders’ Agreement of the Company, dated as of October 15, 2024, and as otherwise permitted by this Agreement, the Stockholder shall not enter into any voting agreement with any person or entity with respect to any of the Stockholder’s Shares, grant any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any Shares in a voting trust or otherwise enter into any agreement or arrangement with any person or entity limiting or affecting the Stockholder’s legal power, authority or right to execute and deliver the Company Stockholder Written Consent.

(c) Except as otherwise permitted by this Agreement (including aggregate Transfers such that Stockholder has more than fifty-one percent (51%) of the voting rights of the Company after such Transfer) or otherwise permitted or required by order of a court of competent jurisdiction or a Governmental Authority, the Stockholder will not enter into any Contract, option, commitment or other arrangement or understanding with respect to the direct Transfer of any right, title or interest (including any right or power to vote to which the holder thereof may be entitled whether such right or power is granted by proxy or otherwise) to any Shares or take any action that would reasonably be expected to make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of restricting the Stockholder’s legal power, authority and right to vote all of the Shares or would otherwise prevent or disable such Stockholder from performing any of such Stockholder’s obligations under this Agreement.

(d) Notwithstanding anything else herein to the contrary, the Stockholder may, at any time, Transfer Shares (i) to any investment fund or other entity controlled or managed by the Stockholder, the investment adviser or managing member of the Stockholder, or an entity under common control or management with the Stockholder (in each case, directly or indirectly), (ii) by pro rata distributions from the Stockholder to its members, partners, or shareholders pursuant to the Stockholder’s organizational documents, (iii) with respect to the Stockholder’s Company Options (and any Shares underlying such Company Options) which expire on or prior to the Expiration Date, Transfers of Shares (or effecting a “net exercise” of a Company Option) as payment for the (a) exercise price of such Stockholder’s Company Options and (b) taxes applicable to the exercise of such Stockholder’s Company Options, (iv) transfers to another holder of capital stock of the Company that has signed a support agreement that is reasonably acceptable to Parent, (v) transfers, sales or other dispositions as Parent may otherwise agree in writing in its sole discretion, (vi) purchased from the Company on or about the Closing Date but prior to the Closing, or (vii) to the extent required by applicable Law; provided, that in the cases of clauses (i)-(iv), (1) such Transferred Shares shall continue to be bound by this Agreement and (2) the applicable direct transferee (if any) of such Transferred Shares shall have executed and delivered to Parent and the Company a support agreement substantially identical to this Agreement, or a joinder agreement hereto agreeing to be bound as if such transferee was an original party hereto upon consummation of the Transfer; provided, however, that the Stockholder shall have no responsibility or liability for any act or omission by a transferee of Shares if such transferee had executed and delivered either a joinder agreement thereto or a standalone support agreement in substantially the same form as this Agreement. Notwithstanding the foregoing or anything to the contrary herein or otherwise, the issuance or transfer of equity interests of the Stockholder by the Stockholder or its equityholders shall not be restricted by the Transfer limitations set forth herein, notwithstanding that it might constitute an indirect Transfer of Shares.

(e) Notwithstanding anything to the contrary herein, nothing in this Agreement shall obligate the Stockholder to exercise any option or any other right to acquire any shares of Company Capital Stock.

3. Agreement to Vote Shares. The Stockholder covenants to the Company and Parent as follows:

(a) Until the Expiration Date, at any meeting of the stockholders of the Company, however called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company, the Stockholder shall (i) appear at such meeting as present (in person or by proxy) for purposes of calculating a quorum and (ii) vote, or exercise its right to consent with respect to, all Shares held by the Stockholder (A) in favor of the adoption and approval of the Merger Agreement and the Contemplated Transactions, including any matter that could reasonably be expected to facilitate the Contemplated Transactions and (B) against any Acquisition Proposals, or any agreement, transaction or other matter that is intended to, or would reasonably be expected to impede, interfere with, delay, postpone or materially and adversely affect the consummation of the Merger and the other Contemplated Transactions. Stockholder shall not take or commit or agree to take any action inconsistent with the foregoing.

(b) The Stockholder represents, as of the date hereof, that the Stockholder is sole beneficial owner and record holder of all of the issued and outstanding shares of the Company, and accordingly the Stockholder agrees to take all actions necessary to cause the record holder and any nominees to be present (in person or by proxy) and vote all the Stockholder’s Shares in accordance with this Section 3.

(c) In the event of a stock split, stock dividend or distribution, or any change in the capital stock of the Company by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

4. Action in Stockholder Capacity Only. The Stockholder is entering into this Agreement solely in the Stockholder’s capacity as a record holder and/or beneficial owner, as applicable, of its Shares and not in the Stockholder’s capacity as a director or officer of the Company. Nothing herein shall limit or affect the Stockholder’s ability to act as an officer or director of the Company.

5. Irrevocable Proxy. In the event and to the extent that the Stockholder fails to vote the Shares in accordance with Section 3 at any applicable meeting of the stockholders of the Company or pursuant to any applicable written consent of the stockholders of the Company, the Stockholder shall be deemed to have irrevocably granted to, and appointed, the Company, and any individual designated in writing by it, and each of them individually, as his, her or its proxy and attorney-in-fact (with full power of substitution), for and in its name, place and stead, to vote his, her or its Shares in any action by written consent of Company stockholders or at any meeting of the Company’s stockholders called with respect to any of the matters specified in, and in accordance and consistent with, Section 3 of this Agreement. The Company agrees not to exercise the proxy granted herein for any purpose other than the purposes described in this Agreement and the Stockholder affirms that the proxy set forth in this Section 5 is given in connection with, and granted in consideration of, and as an inducement to the Company, Parent and Merger Sub to enter into the Merger Agreement and that such proxy is given to secure the obligations of the Stockholder under Section 3. Except as otherwise provided for herein, the Stockholder hereby affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked and that such irrevocable proxy is executed and intended to be irrevocable. The irrevocable proxy and power of attorney granted herein shall survive the death or incapacity of such Stockholder and the obligations of such Stockholder shall be binding on such Stockholder’s heirs, personal representatives, successors, transferees and assigns. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement or the Merger Agreement.

6. No Solicitation. Subject to Section 4, the Stockholder agrees not to, including through any of its officers, directors or agents, cause or permit the Company to take any action that the Company is prohibited from taking pursuant to Section 5.4 of the Merger Agreement (subject to the exceptions set forth therein).

7. Documentation and Information. The Stockholder shall permit and hereby authorizes Parent and the Company to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent or the Company reasonably determines to be necessary in connection with the Merger and any of the Contemplated Transactions, a copy of this Agreement, the Stockholder’s identity and ownership of the Shares and the nature of the Stockholder’s commitments and obligations under this Agreement; provided, that, Parent and the Company provide such documents, schedules, press release or other disclosure document to the Stockholder in advance for its review and comment and shall consider, in good faith, any reasonable comments provided by the Stockholder in a timely manner prior to such filing, publication or distribution.

8. No Exercise of Appraisal Rights; Waivers. The Stockholder hereby irrevocably and unconditionally (a) waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters’ rights and any similar rights (including any notice requirements related thereto) relating to the Merger that Stockholder may have by virtue of, or with respect to, any Shares (including all rights under Section 262 of the DGCL) and (b) agrees that the Stockholder will not bring, commence, institute, maintain, prosecute or voluntarily aid or participate in any action, claim, suit or cause of action, in law or in equity, in any court or before any Governmental Authority, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by the Stockholder, or the approval of the Merger Agreement by the Company Board, breaches any fiduciary duty of the Company Board or any member thereof; provided, that the Stockholder may defend against, contest or settle any such action, claim, suit or cause of action brought against the Stockholder that relates solely to the Stockholder’s capacity as a director, officer or securityholder of the Company.

9. Representations and Warranties of the Parties. Each of the parties hereto represents to the others, as to itself, as of the date hereof as follows:

(a) Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and is qualified to conduct its business in those jurisdictions necessary to perform this Agreement.

(b) Except as otherwise provided in this Agreement, such party has full power, legal capacity and authority to make, enter into and carry out the terms of this Agreement.

(c) This Agreement has been duly and validly executed and delivered by such party and (assuming the due authorization, execution and delivery by the other parties hereto) constitutes a valid and binding agreement enforceable against it in accordance with its terms, subject to the Enforceability Exceptions. The execution and delivery of this Agreement by such party and the performance by it of the agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any Contract or if applicable any provision of an organizational document (including a certificate of incorporation) to or by which it is a party or bound, or any applicable law to which it (or any of its assets) is subject or bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not reasonably be expected to materially impair or adversely affect such party’s ability to perform its obligations under this Agreement.

(d) The execution, delivery and performance of this Agreement by such party do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Authority, except for any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain, individually or in the aggregate, has not and would not materially impair its ability to perform its obligations under this Agreement.

(e) As of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of such party, threatened against, such party or any of its properties or assets (including the Shares) that would reasonably be expected to prevent or materially delay or impair the ability of such party to perform its obligations hereunder or to consummate the transactions contemplated hereby.

10. Termination. This Agreement shall terminate and shall cease to be of any further force or effect as of the earliest of (a) such date and time as the Merger Agreement shall have been terminated pursuant to the terms thereof, (b) the Effective Time or (c) the time this Agreement is terminated upon mutual written agreement of the parties to terminate this Agreement (clauses (a)-(c), the “Expiration Date”); provided, however, that (i) Section 11 shall survive the termination of this Agreement, and (ii) the termination of this Agreement shall not relieve any party hereto from any liability for any material and willful breach of this Agreement prior to the Effective Time.

11. Miscellaneous Provisions.

(a) Amendments. No amendment of this Agreement shall be effective against any party unless it shall be in writing and signed by each of the parties hereto.

(b) Entire Agreement; Counterparts; Exchanges by Electronic Transmission or Facsimile. This Agreement and the other schedules, exhibits, certificates, instruments and agreements referred to in this Agreement constitute the entire agreement between the parties to this Agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement shall not be superseded and shall remain in full force and effect in accordance with its terms. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all parties hereto by facsimile or electronic transmission in PDF format shall be sufficient to bind the parties hereto to the terms and conditions of this Agreement.

(c) Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or proceeding between any of the parties arising out of or relating to this Agreement or the transactions contemplated hereby, each of the parties: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, (ii) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (i) of this Section 11(c), (iii) waives any objection to laying venue in any such action or proceeding in such courts, (iv) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party, (v) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 11(h) of this Agreement and (vi) irrevocably and unconditionally waives the right to trial by jury.

(d) Assignment. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of a party’s rights or obligations hereunder may be assigned or delegated by such party without the prior written consent of the other parties, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by such party without the other parties’ prior written consent shall be void and of no effect.

(e) No Third Party Rights. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(f) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

(g) Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy; provided, however, that in no event shall any party be liable to another party for any consequential, incidental, indirect, special, exemplary or punitive damages (including damages for loss of profits, loss of revenue, loss of use, or loss of business opportunity), whether based on contract, tort, strict liability, or any other theory, even if such party had been advised of the possibility of such damages. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms (including failing to take such actions as are required of it hereunder to consummate this Agreement) or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity, and each of the parties waives any bond, surety or other security that might be required of any other party with respect thereto. Each of the parties further agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity.

(h) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (i) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service, (ii) upon delivery in the case of delivery by hand or (iii) on the date delivered in the place of delivery if sent by facsimile (with a written or electronic confirmation of delivery) or email (provided that there is no “bounce-back” email or other automatic indication of nonreceipt of such email) prior to 5:00 p.m. (New York City time), otherwise on the next succeeding Business Day, in each case to the intended recipient as set forth below:

if to Parent or Merger Sub:

Pulmatrix, Inc.

945 Concord Street, Suite 1217

Framingham, MA 01701

Attention: Peter Ludlum

Email: pludlum@pulmatrix.com

with a copy to (which shall not constitute notice):

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, New York 10112

Attention: Rick A. Werner; Simin Sun; Alla Digilova

Email: rick.werner@haynesboone.com; simin.sun@haynesboone.com; alla.digilova@haynesboone.com if to the Company or the Stockholder:

K2 BioLabs

2710 Reed Road, Suite 160

Houston, TX 77051

Attention: Kevin Slawin

Email: kslawin@senotherapeutix.com

with a copy to (which shall not constitute notice):

Wilk Auslander LLP

825 Eighth Avenue

Suite 2900

New York, New York 10019

Attention: Mark Clyman; Jonathan Bender

Email: mclyman@wilkauslander.com; jbender@wilkauslander.com

(i) Confidentiality. Except to the extent required by applicable Law or regulation, the Stockholder shall hold any non-public information received by or on behalf of the Company after the date hereof regarding the Company, this Agreement, the Merger Agreement and the Merger in strict confidence and shall not divulge any such information to any third person until the Company and Parent have publicly disclosed their entry into the Merger Agreement and this Agreement; provided, however, that the Stockholder may disclose such information to its Affiliates, attorneys, accountants, consultants, and other advisors (provided that such Persons are subject to confidentiality obligations at least as restrictive as those contained herein), or as otherwise required or requested by applicable law, without liability hereunder. Neither the Stockholder nor any of its controlled Affiliates (other than the Company, whose actions shall be governed by the Merger Agreement), shall issue or cause the publication of any press release or other public announcement with respect to the Company, this Agreement, the Merger, the Merger Agreement or the other transactions contemplated hereby or thereby without the prior written consent of the Company and Parent, except as may be required by applicable Law in which circumstance such announcing party shall make reasonable efforts to consult with the Company and Parent to the extent practicable.

(j) Interpretation. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Sections, Exhibits and Schedules are to Sections, Exhibits and Schedules of this Agreement unless otherwise specified. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular, the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine gender. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. The word “or” is not exclusive. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References to any statute are to that statute and to the rules and regulations promulgated thereunder, in each case as amended, modified, re-enacted thereof, substituted, from time to time. References to “$” and “dollars” are to the currency of the United States. All accounting terms used herein will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP unless otherwise expressly specified. References from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. All references to “days” shall be to calendar days unless otherwise indicated as a “Business Day.” Except as otherwise specifically indicated, for purposes of measuring the beginning and ending of time periods in this Agreement (including for purposes of “Business Day” and for hours in a day or Business Day), the time at which a thing, occurrence or event shall begin or end shall be deemed to occur in the Eastern time zone of the United States. The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. The words “delivered” or “made available” mean, with respect to any documentation, that prior to 5:00 p.m. (New York City time) on the date that is the day prior to the date of this Agreement, a copy of such material has been (i) posted to and continuously made available by a party to the other parties and their respective Representatives in the electronic data room maintained by such disclosing party for the purposes of the transactions contemplated hereby or (ii) delivered by or on behalf of a party or its Representatives to the other parties or their respective Representatives via electronic mail or in hard copy form prior to the execution of this Agreement.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

EOS SENOLYTIX, INC.

By:
Name:
Title:

PARENT:

PULMATRIX, INC.

By:
Name:
Title:

STOCKHOLDER:

SENOTHERAPEUTIX, INC.

By:
Name:
Title:

[Signature Page to Company Support Agreement]